SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                       Rule 13e-3 Transaction Statement
      (Pursuant to Section 13(e) of the Securities Exchange Act of 1934)


                             HOLLY HOLDINGS, INC.
                             (Name of the Issuer)

                             HOLLY HOLDINGS, INC.
                     (Name of Person(s) Filing Statement)

                              Series D Preferred
                       (Title of Class of Securities)

                                435 835 20 2
                   (CUSIP Number of Class of Securities)

             200 Monument Road, Suite 10, Bala Cynwyd, PA 19004
          (Name, Address and Telephone Number of Person Authorized
               to Receive Notices and Communications on Behalf
                       of Person(s) Filing Statement)

This statement is filed in connection with (check the appropriate box):

a. [X] The filing of solicitation material or an information statement subject to Regulation 14A [17 CFR 240.14a-1 to 240.14b-1], Regulation 14C [17 CFR 240.14c-1 to 240.14c101] or Rule 13e-3(c) [240.13e-3(c)]
        under the Securities Exchange Act of 1934.

b. [ ] The filing of a registration statement under the Securities Act of 1933.

c. [ ]  A tender offer.

d. [ ]  None of the above.

Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies: [ ]

                       Calculation of Filing Fee

          Transaction                          Amount of filing fee
          valuation *
           $365,603                                   $73.12

* Represents the number of shares of common stock proposed to be exchanged for the shares of preferred stock which would be eliminated as a result of this 13e-3 transaction, multiplied by the bid price of such common stock on a date within 5 business days of this filing.

[ ]  Check box if any part of the fee is offset as provided by Rule 0-11
(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form or Registration No.:

Filing Party:

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                           HOLLY HOLDINGS, INC.
                     CROSS REFERENCE SHEET PURSUANT
               TO GENERAL INSTRUCTION F OF SCHEDULE 13E-3


Item 1:  Issuer and Class of Security Subject to the Transaction

     Response to this item is contained in the cover page of the Proxy Statement filed pursuant to Regulation 14A (the "Proxy Statement"), and Proposal Number 1 - General, and Proposal Number 1 - Certain Market Information, of the Proxy Statement, all of which are incorporated by reference.

Item 2:  Identity and Background

     Response to this item is located on the cover page of the Proxy Statement which is incorporated by reference.

Item 3:  Past Contacts, Transactions or Negotiations

     Not Applicable

Item 4:  Terms of the Transaction

     The terms of this transaction are fully stated in Proposal Number 1 of the Proxy Statement which is incorporated by reference.

Item 5:  Plans or Proposals of the Issuer or Affiliate

     Proposal Numbers 1 of the Proxy Statement, all of which are incorporated by reference, set forth the plans and/or proposals of the Issuer.

Item 6:  Source and Amounts of Funds or Other Consideration

     The source and amounts of funds are fully stated under the heading "Costs of Solicitation" in the Proxy Statement which is incorporated by reference.

Item 7:  Purpose(s), Alternatives, Reasons and Effects

     The following sections of the Proxy Statement set forth the purpose(s), alternatives, reasons, and effects, and are incorporated by reference:
Proposal Number 1 - Effects on the Recapitalization on the Holders of Series D Preferred Stock; and Proposal Number 1 - Purposes of Recapitalization.

Item  8:  Fairness of the Transaction

     Response to this Item is contained in the following sections of the Proxy
Statement:  Proposal Number 1 - Effects of the Recapitalization on the
Holders of Series D Preferred Stock; Proposal Number 1 - Fairness of the Recapitalization; Proposal Number 1 - Tax Consequences; and Proposal Number 1 - Required Shareholder Vote, all of which is incorporated by reference.

Item 9:  Reports, Opinions, Appraisals and Certain Negotiations

     Response to this Item is contained in Proposal Number 1 - Fairness of the Transaction, of the Proxy Statement, which is incorporated by reference.

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

Item 10: Interest in Securities of the Issuer

     Response to this Item is contained in the Proxy Statement under Proposal Number 1 - General, which is incorporated by reference.

Item 11: Contracts, Arrangements or Understandings with Respect to the Issuer's Securities

     Not Applicable.

Item 12: Present Intention and Recommendation of Certain Persons with Regard to the Transaction

     Response to this Item is contained in the Proxy Statement under Proposal Number 1 - General, which is incorporated by reference.

Item 13:  Other Provisions of the Transactions

     Response to this Item is contained in the Proxy Statement under Proposal Number 1 - Voting and Appraisal Rights, which is incorporated by reference.

Item 14:  Financial Information

     Response to this Item is contained in the Proxy Statement under Management's Discussion and Analysis or Plan of Operation, in the Proxy Statement under the Financial Statements and notes thereto Item 7 of the Company's Form 10-KSB, dated March 31, 1996, and Item 1 of the Company's Form 10-QSB for the period ended December 31, 1996, which are incorporated by reference.

Item 15:  Persons and Assets Employed, Retained or Utilized

     Not Applicable

Item 16:  Additional Information

     Not Applicable

Item 17:  Exhibits

     Not Applicable

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

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

February 27, 1997

                                        HOLLY HOLDINGS, INC.


                                        By: __/s/_William_Patrowicz__________
                                            William Patrowicz, President